UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 17, 2008

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Colorado	001-15955	84-0826324
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

821 17th Street, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 293-2265

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 19, 2008, as part of the Capital Purchase Program promulgated by the United States Department of the Treasury (the “Treasury” ) under the Troubled Asset Relief Program authorized by the Emergency Economic Stabilization Act of 2008 (“EESA”), CoBiz Financial Inc. (the “Company”) and the Treasury entered into a Letter Agreement, which incorporates by reference the Securities Purchase Agreement - Standard Terms (together, the “Purchase Agreement”), pursuant to which the Company issued and sold to the Treasury, for an aggregate purchase price of $64,450,000, (1) 64,450 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, having a liquidation preference of $1,000 per share (the “Series B Preferred Stock”) and (2) a warrant (the “Warrant”) to purchase 895,968 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $10.79 per share.

The descriptions below of the Purchase Agreement, the Series B Preferred Stock and the Warrant are summaries only and do not purport to be complete descriptions of all of the terms and conditions of the Purchase Agreement, the Series B Preferred Stock or the Warrant.  These descriptions are qualified in their entireties by reference to the Purchase Agreement, the Articles of Amendment (as defined below) and the Warrant, which are filed herewith as Exhibit 10.1, Exhibit 3.1 and Exhibit 4.2, respectively.

The Series B Preferred Stock and the Warrant issued to the Treasury pursuant to the Purchase Agreement were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).   The Treasury represented to the Company that it was acquiring the securities solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable state securities laws, that it would not dispose of the securities except in compliance with the registration requirements or exemption provisions of the Securities Act and applicable state securities laws, and that it is capable of evaluating the merits and risks of the investment and of making an informed investment decision with respect to this transaction.

The Series B Preferred Stock qualifies as Tier 1 capital and pays cumulative dividends, on February 15, May 15, August 15 and November 15 of each year, at an annual rate of 5% for the first five years and 9% thereafter.

The Series B Preferred Stock is non-voting, other than class voting rights on certain matters that could adversely affect the Series B Preferred Stock.  If dividends on the Series B Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more, whether consecutive or not, the Company’s authorized number of directors will be automatically increased by two and the holders of the Series B Preferred Stock, voting together with holders of any then outstanding Parity Stock (as defined below) upon which similar voting rights have been conferred, will have the right to elect those directors at the Company’s next annual meeting of shareholders or at a special meeting of shareholders called for that purpose.  These directors will be elected annually and will serve until all accrued and unpaid dividends on the Series B Preferred Stock have been paid.

Prior to the first dividend payment date falling on or after December 19, 2011 (the “Redemption Trigger Date”), the Company may redeem all or part of the Series B Preferred Stock at its liquidation value plus accrued and unpaid dividends if (1) the Company has received aggregate gross proceeds from one or more Qualified Equity Offerings (as defined below) equal to $16,112,500, which is 25% of the aggregate liquidation amount of the Series B Preferred Stock on the date of issuance, and (2) the aggregate redemption price of the redeemed Series B Preferred Stock does not exceed the aggregate net proceeds from such Qualified Equity Offerings. On and after the Redemption Trigger Date, the Company may, at its option, redeem all or part the Series B Preferred Stock at its liquidation value plus accrued and unpaid dividends.  Any redemption of the Series B Preferred Stock, whether before, on or after the Redemption Trigger Date, is subject to the consent of the Company’s federal banking agency.

The Purchase Agreement, as well as the Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, as amended, which were filed on December 17, 2008 with the Colorado Secretary of State (the “Articles of Amendment”), define a “Qualified Equity Offering” as the sale and issuance for cash by the Company to persons other than the Company or any of its subsidiaries after December 19, 2008 of shares of perpetual preferred stock, Common Stock or any combination of such stock that, in each case, qualify as and may be included in Tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Company’s federal banking agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

The Warrant has a 10-year term and is immediately exercisable upon its issuance (subject, however, to the limitations described two paragraphs below).  The Warrant provides for the adjustment of the exercise price and the number of shares of Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of Common Stock, and upon certain issuances of Common Stock at or below a specified price relative to the market price of the Common Stock.  If the Company receives aggregate gross proceeds of not less than 100% of the aggregate liquidation preference of the Series B Preferred Stock (which, as of December 19, 2008, equals $64,450,000) from Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to the Treasury’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant.  Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.  During the term of the Warrant, if at any time the shares of Common Stock of the Company are no longer listed or admitted to trading on a national securities exchange (other than in connection with certain business combinations), the Treasury may cause the Company to exchange all or a portion of the Warrant for another economic interest of the Company (determined by the Treasury in consultation with the Company) classified as permanent equity under United States generally accepted accounting principles with an equivalent fair market value.

Upon the request of the Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Series B Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series B Preferred

Stock, may be issued.  The Company has also agreed to register the Series B Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, and to list the Warrant Shares on a national securities exchange, as soon as practicable after the closing of the transaction.

The Series B Preferred Stock, the Warrant and the Warrant Shares are not subject to any contractual restrictions on transfer, except that the Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of (1) the date on which the Company has received aggregate gross proceeds of not less than $64,450,000 from one or more Qualified Equity Offerings and (2) December 31, 2009.

Item 3.02  Unregistered Sales of Equity Securities

The information provided in Item 1.01 is hereby incorporated by reference herein.

Item 3.03  Material Modification to Rights of Security Holders

The Series B Preferred Stock will rank equally with Parity Stock (as defined below) and senior to Junior Stock (as defined below) in terms of dividend payments and distributions upon liquidation, dissolution and winding up of the Company.  A merger, consolidation or sale of all or substantially all of the assets of the Company will not, however, constitute a liquidation, dissolution or winding up of the Company for purposes of the payment of any distribution on the Series B Preferred Stock.

Pursuant to the terms of the Purchase Agreement, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem, or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions, including a restriction against increasing dividends from the last quarterly cash dividend per share declared or, if lower, publicly announced an intention to declare, on the Common Stock prior to October 14, 2008, as adjusted (which is $0.07).  The redemption, purchase or other acquisition of trust preferred securities of the Company or its affiliates also will be restricted.  These restrictions will terminate on the earlier of (1) December 19, 2011 and (2) the date on which the Series B Preferred Stock has been redeemed in whole or the Treasury has transferred all of the Series B Preferred Stock to unaffiliated third parties.

In addition, pursuant to the Articles of Amendment, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series B Preferred Stock.

The Purchase Agreement, as well as the Articles of Amendment, define “Junior Stock” as the Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Series B Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company, and “Parity Stock” as any class or series of stock of the Company (other than the Series B Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to the Series B Preferred

Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).  The Company has no Junior Stock (other than Common Stock) or Parity Stock as of December 19, 2008.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Purchase Agreement, until the Treasury no longer owns any shares of the Series B Preferred Stock, the Warrant or the Warrant Shares, the Company’s employee benefit plans and other executive compensation arrangements for its Senior Executive Officers (as defined below) must comply in all respects with Section 111(b) of EESA, as implemented by any guidance or regulation thereunder that has been issued and is in effect as of December 19, 2008.

The Company’s senior executive officers, as that term is defined and used in the Purchase Agreement, are (1) Steven Bangert, Chairman of the Board of Directors and Chief Executive Officer of the Company and Chairman of the Board of Directors of CoBiz Bank (the “Bank”), the Company’s wholly-owned subsidiary; (2) Jonathan C. Lorenz, Vice Chairman of the Board of Directors of the Company and Vice Chairman of the Board of Directors and Chief Executive Officer of the Bank; (3) Richard J. Dalton, President of the Company; (4) Lyne B. Andrich, Executive Vice President and Chief Financial Officer of the Company; and (5) Robert B. Ostertag, Executive Vice President and Chief Credit Officer of the Bank (the “Senior Executive Officers”).

In connection with the closing of the transactions contemplated by the Purchase Agreement, each of the Senior Executive Officers executed (1) a waiver (the “Waiver”) on behalf of the United States and the Company and (2) a letter agreement (the “Letter Agreement”) with the Company.

The descriptions of the Waiver and the Letter Agreement herein are summaries only and do not purport to be complete descriptions of all of the terms and conditions of the Waiver or the Letter Agreement.  These descriptions are qualified in their entireties by reference to the Waiver and the Letter Agreement, the forms of which are filed herewith as Exhibit 10.2 and Exhibit 10.3, respectively.

Pursuant to the terms of the Waiver, each Senior Executive Officer voluntarily waives any claim against the United States or the Company for any changes to his or her compensation or benefits that are required to comply with the regulation issued by the Treasury as published in the Federal Register on October 20, 2008 and acknowledges that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) that such Senior Executive Officer has with the Company or in which he or she participates as they relate to the period during which the United States owns any shares of the Series B Preferred Stock, the Warrant or the Warrant Shares.

The Letter Agreement amends the compensation and benefits payable to each Senior Executive Officer during the period that the Treasury owns any shares of the Series B Preferred

Stock, the Warrant or the Warrant Shares as necessary to comply with Section 111(b) of the EESA.  Pursuant to the terms of the Letter Agreement, each Senior Executive Officer agreed that (1) the Company will pay to him or her any payments to which he or she is entitled following termination of his or her employment only to the extent that such payments do not constitute parachute payments under Section 111 of the EESA; (2) the Company shall be entitled to the return of, and he or she agrees to return, any bonus or incentive compensation paid to him or her that is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria; and (3) if at any time the Company’s Board of Directors or Compensation Committee determines that any bonus or incentive compensation arrangement, pursuant to which he or she is or may be entitled to a payment, encourages him or her to take unnecessary and excessive risks that threaten the value of the Company, then the Board of Directors or Compensation Committee shall take such action as is necessary to amend any such bonus or incentive compensation arrangement to eliminate such encouragement, and the bonus or incentive compensation to which he or she is entitled will be determined pursuant to such amended arrangements.  The Letter Agreement also includes a provision that reflects final regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and provides that any payment described in a Senior Executive Officer’s employment contract that would be paid as a result of termination of employment will be paid by the Company only if such termination constitutes a “separation of service” within the meaning of Section 409A of the Code and that payment of any amount that is contingent upon a Senior Executive Officer’s execution of a release of all claims will commence on the 60th day after such separation from service.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 17, 2008, the Company filed the Articles of Amendment with the Colorado Secretary of State for the purpose of amending its Amended and Restated Articles of Incorporation, as amended, to establish the Series B Preferred Stock and fix the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the shares of Series B Preferred Stock.  Any description of the Articles of Amendment contained herein is a summary only and does not purport to be a complete description of all of the terms and conditions of the Articles of Amendment.  Any such description is qualified in its entirety by reference to the Articles of Amendment, a copy of which is filed herewith as Exhibit 3.1.

Item 9.01  Financial Statements and Exhibits

(d)                                  Exhibits

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of CoBiz Financial Inc., as amended, filed with the Colorado Secretary of State on December 17, 2008.

4.1	Form of Certificate for the Series B Preferred Stock.

4.2	Warrant issued on December 19, 2008 to Purchase 895,968 Shares of Common Stock.

10.1

Letter Agreement dated December 19, 2008, including the Securities Purchase Agreement — Standard Terms incorporated by reference therein, between CoBiz Financial Inc. and the United States Department of the Treasury.

10.2	Form of Waiver dated December 19, 2008 and executed by each of Messrs. Bangert, Lorenz, Dalton and Ostertag and Ms. Andrich.

10.3	Form of Letter Agreement dated December 19, 2008 and executed by each of Messrs. Bangert, Lorenz, Dalton and Ostertag and Ms. Andrich.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COBIZ FINANCIAL INC.
(Registrant)

Date: December 23, 2008.

	By:	/s/ Lyne Andrich
	Name:	Lyne Andrich
	Title:	Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of CoBiz Financial Inc., as amended, filed with the Colorado Secretary of State on December 17, 2008.

4.1	Form of Certificate for the Series B Preferred Stock.

4.2	Warrant issued on December 19, 2008 to Purchase 895,968 Shares of Common Stock.

10.1

Letter Agreement dated December 19, 2008, including the Securities Purchase Agreement — Standard Terms incorporated by reference therein, between CoBiz Financial Inc. and the United States Department of the Treasury.

10.2	Form of Waiver dated December 19, 2008 and executed by each of Messrs. Bangert, Lorenz, Dalton and Ostertag and Ms. Andrich.

10.3	Form of Letter Agreement dated December 19, 2008 and executed by each of Messrs. Bangert, Lorenz, Dalton and Ostertag and Ms. Andrich.